                                                                       EXHIBIT 3


                                                                       DRAFT





                         FORM OF SERIES TRUST AGREEMENT




                                     between


                       CORPORATE ASSET BACKED CORPORATION,
                                  as Depositor,



                                       and



                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee



                        for Trust Certificates issued by
                    CABCO Trust for J.C. Penney Debentures

                      TRUST CERTIFICATES, CABCO TRUST FOR

                             J.C. PENNEY DEBENTURES

                             SERIES TRUST AGREEMENT


         This Series Trust Agreement (this "Series Trust Agreement"), dated as of March __, 1999, between Corporate Asset Backed Corporation, as Depositor, and United States Trust Company of New York, as Trustee, for $50,000,000 Trust Certificates for J.C. Penney Debentures (the "Certificates"), incorporates by reference the Standard Terms and Provisions of Trust Agreement (the "Standard Terms") attached as Exhibit B hereto, and is governed by the Standard Terms as fully as if set forth herein at length. All capitalized terms not defined herein shall have the same meaning as set forth in the Standard Terms.

                              W I T N E S S E T H:

         Section 1. A Trust is hereby created under the laws of the State of New York and in the manner specified in Article II of the Standard Terms for the benefit of Holders of the Certificates. The assets of the Trust shall consist of the securities (referred to herein and in the Standard Terms as the "Bonds") described in Exhibit A hereto, all distributions thereon after the date hereof, all right, title and interest in and to such distributions and all other rights and privileges of the Holders of the Certificates under this Series Trust Agreement.

         Section 2. The name of the Trust is CABCO Trust for J.C. Penney Debentures.

         Section 3. The Certificates shall be issued as a single class in the amount set forth in Exhibit A hereto; shall have the standard terms set forth in the Standard Terms; and shall have the nonstandard terms set forth in Exhibit A hereto. Certificates shall be issued in substantially the form of the Form of Certificate set forth in Appendix A to the Standard Terms. The Certificates shall evidence fractional interests in the assets of the Trust, payable solely from payments received by the Trustee attributable to the Bonds.

         Section 4. The Depositor hereby authorizes the Trustee to execute and deliver a letter of representations, in the form customarily provided to DTC, from the Trustee and the Depositor dated the date of delivery of the Certificates (the "Letter of Representations").

         IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                    CORPORATE ASSET BACKED CORPORATION,
                                          as Depositor


                                    By________________________________
                                            Authorized Signatory


                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK,
                                          as Trustee


                                    By________________________________
                                            Authorized Signatory



Exhibit A -- Description of the Bonds and the Certificates; Description of
             Certain Terms Used in the Agreement

Exhibit B -- Standard Terms and Provisions of Trust Agreement

Exhibit C -- Forms of Certificate

Exhibit D -- Officer's Certificate of the Trustee

                                                                       EXHIBIT A
                                                                 TO SERIES TRUST
                                                                       AGREEMENT

          DESCRIPTION OF THE BONDS AND THE CERTIFICATES; DESCRIPTION OF
                       CERTAIN TERMS USED IN THE AGREEMENT

Part I -- Description of the Bonds

Issuer:                 J. C. Penney Company, Inc.
Bonds:                  7 5/8% Debentures due March 1, 2097

Dated:                  February 20, 1997
Original Principal
   Maturity Date:       March 1, 2097
Original Par Value
   Amount Issued:       $500,000,000
CUSIP Number:           708160 BL 9
Stated Interest Rate:   7 5/8%
Interest Payment Dates: March 1 and September 1
First Call Date:        Closing Date
Redemption Date
    and Price:          The redemption price will be equal to the greater of (i)
                        100% of the principal amount of the Bonds to be redeemed and (ii) the sum of the present value of the Remaining
                        Scheduled Payments (as such term is defined in the Prospectus Supplement dated February 20, 1997, relating to the Bonds (the "J. C. Penney Prospectus Supplement")) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the J. C. Penney Prospectus Supplement) plus 20 basis points (or, in the case of a redemption in connection with the occurrence of a Tax Event (as such term is defined in the J.C. Penney Prospectus
                        Supplement), 40 basis points), together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

Fiscal Agent:           _________________
Mode of Payment
   of Bonds:            By credit to the account of the holder at DTC.

Par Value Amount of
   Bonds Deposited Under
   Trust Agreement:     $50,000,000

The Bonds will be held by the Trustee as Book-Entry Credits at DTC.


Part II -- Description of the Certificates

Classes of Certificates: Pooled Certificates

Aggregate Face Amount
   of Pooled Certificates $50,000,000



 Item                                          Aggregate Face    Minimum Offered
Number       Due Date        CUSIP Number      Amount Offered     Denominations
------       --------        ------------      --------------     -------------
  1        March 1, 2097                        $50,000,000            $25


Part III -- Definitions of Certain Terms Used in the Agreement


Authorized Denominations (Section 1.01)  $25

Certificate Principal Amount
(Section 1.01)                           $25

Closing Date (Section 1.01)              March [ ], 1999.

Corporate Trust Office (Section 1.01)    United States Trust Company of New York
                                         114 West 47th Street
                                         New York, NY 10036-1532

Depositor Address (Section 9.04)         Corporate Asset Backed Corporation
                                         c/o Paine Webber Incorporated
                                         1285 Avenue of the Americas, 18th Floor
                                         New York, NY 10019

Distribution Dates (Section 1.01)        March 1 and September 1 of each year,
                                         commencing September 1, 1999.

Indenture (Section 1.01)                 Indenture, dated as of April 1, 1997,
                                         between J. C. Penney Company, Inc., and
                                         First Trust of California, National
                                         Association, Successor Trustee to Bank
                                         of America National Trust and Savings
                                         Association.

Indenture Trustee (Section 1.01)         First Trust of California, National
                                         Association

Trustee Address (Section 9.04)      United States Trust Company of New York
                                    114 West 47th Street
                                    New York, NY 10036-1532

Rating Agency (Section 1.01)        Each of Moody's Investors Service, Inc. and
                                    Standard & Poor's Ratings Group

Rating Agency Address
(Section 9.04)                      Moody's Investors Service, Inc.
                                    99 Church Street
                                    New York, NY 10007

                                    Standard & Poor's Rating Group
                                    26 Broadway, 15th Floor
                                    New York, NY 10004

Retained Amount (Section 1.01)      Interest accrued on the Bonds from, and
                                    including, March 1, 1999 to, but excluding, the Closing Date.

                                                                       EXHIBIT B
                                                                 TO SERIES TRUST
                                                                       AGREEMENT









         STANDARD TERMS AND PROVISIONS OF SERIES TRUST DEPOSIT AGREEMENT

                                     between

                       CORPORATE ASSET BACKED CORPORATION,
                                  as Depositor,

                                       and

                                   the Trustee





             Relating to Trust Certificates of the Series identified
                      in the Series Trust Deposit Agreement

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I - DEFINITIONS....................................................  -1-
      Section 1.01.  Certain Definitions...................................  -1-

ARTICLE II - CREATION OF TRUST; DELIVERY AND CUSTODY
      OF BONDS; FORM OF CERTIFICATES; EXECUTION AND
      DELIVERY, SURRENDER AND REDEMPTION OF CERTIFICATES...................  -7-
      Section 2.01.  Creation of Trust; Delivery and Custody of Bonds;
                     Execution and Delivery  of Certificates in Respect
                     Thereof...............................................  -7-
      Section 2.02.  Form of Certificates..................................  -8-
      Section 2.03.  Registration and Registration of Transfer and Exchange
                     of Certificates ......................................  -8-
      Section 2.04. Limitations on Execution and Delivery, Surrender and Registration of Transfer and Exchange of Certificates. -9-
      Section 2.05.  Mutilated, Destroyed, Lost or Stolen Certificates.....  -9-
      Section 2.06.  Persons Deemed Owners................................. -10-
      Section 2.07.  Cancellation and Destruction of Surrendered
                     Certificates.......................................... -10-
      Section 2.08.  Book-Entry............................................ -10-
      Section 2.09.  Action or Consent of Holders.......................... -12-
      Section 2.10.  Transfer of Certificates Held by DTC to Successor
                     Depository............................................ -13-
      Section 2.11.  Temporary Certificates................................ -13-

ARTICLE III - CERTAIN OBLIGATIONS OF HOLDERS OF
      CERTIFICATES; DEPOSITOR'S WARRANTIES................................. -14-
      Section 3.01.  Filing Proofs, Certificates and Other Information..... -14-
      Section 3.02.  Payment of Taxes or Other Governmental Charges........ -14-
      Section 3.03.  Depositor's Warranties................................ -14-

ARTICLE IV - PAYMENT OF INTEREST AND PRINCIPAL; CUSTODY
            OF PROCEEDS OF INTEREST AND PRINCIPAL PAYMENTS................. -15-
      Section 4.01. Payment of Interest; Payment of Principal; Mandatory Exchange of Callable Principal Certificates and
                     Callable Stripped Bond Certificates................... -15-
      Section 4.02.  Segregation of Moneys Received from Issuers in Respect of Bonds.............................................. -17-
      Section 4.03.  Paying Agent.......................................... -17-

ARTICLE V - THE TRUSTEE AND THE DEPOSITOR.................................. -18-
      Section 5.01.  Eligibility of Trustee; Disqualification.............. -18-
      Section 5.02.  Trustee's Duties on Default; No Liability of the
                     Trustee or the

                     Depositor on the Bonds................................ -18-
      Section 5.03.  Collection of Indebtedness and Suits for Enforcement
                     by Trustee; Distribution of Amounts Received in
                     Respect of Defaulted Bonds............................ -19-
      Section 5.04.  Control by Holders.................................... -20-
      Section 5.05.  Waiver of Past Defaults............................... -20-
      Section 5.06.  Maintenance of Offices and Agencies by the Trustee.... -21-
      Section 5.07.  Prevention of or Delay in Performance by the Trustee
                     or the Depositor...................................... -21-
      Section 5.08.  Liability of the Trustee and the Depositor............ -21-
      Section 5.09.  Obligations of the Depositor.......................... -22-
      Section 5.10.  Preferential Collection of Claims Against Depositor... -26-
      Section 5.11.  Resignation and Removal of the Trustee; Appointment of
                     Successor Trustee..................................... -26-
      Section 5.12.  Indemnification by the Depositor; Contribution........ -28-
      Section 5.13.  Undertaking for Costs................................. -28-
      Section 5.14.  Charges and Expenses.................................. -29-
      Section 5.15.  Trustee Reports....................................... -29-

ARTICLE VI - HOLDERS' LISTS AND REPORTS.................................... -29-
      Section 6.01.  Depositor to Furnish Names and Addresses of Holders to
                     Trustee............................................... -29-
      Section 6.02.  Preservation of Information, Communications to Holders -30-
      Section 6.03.  Reports by Trustee.................................... -30-

ARTICLE VII - AMENDMENT AND TERMINATION.................................... -30-
      Section 7.01.  Amendment............................................. -30-
      Section 7.02.  Termination........................................... -31-

ARTICLE VIII - REDEMPTION OF CERTIFICATES.................................. -31-
      Section 8.01.  Redemption............................................ -31-
      Section 8.02.  Notice of Redemption.................................. -31-

ARTICLE IX - MISCELLANEOUS................................................. -32-
      Section 9.01.  Exclusive Benefit of Parties and Holders of
                     Certificates; Effective Date.......................... -32-
      Section 9.02.  Invalidity of Provisions.............................. -32-
      Section 9.03.  Conflict with Trust Indenture Act..................... -32-
      Section 9.04.  Notices............................................... -32-
      Section 9.05.  Governing Law; Forum.................................. -33-
      Section 9.06.  Headings.............................................. -33-
      Section 9.07.  Covenant of Depositor and Trustee Not to Place Trust
                     in Bankruptcy......................................... -33-

         STANDARD TERMS AND PROVISIONS OF SERIES TRUST DEPOSIT AGREEMENT

      This document constitutes Standard Terms and Provisions of Series Trust Deposit Agreement which are to be incorporated by reference in, and attached as Exhibit B to, one or more series trust deposit agreements (each, a "Series Trust Agreement") by and among Corporate Asset Backed Corporation, as Depositor, and the trustee designated therein, as Trustee.

      Each Series Trust Agreement will create a trust under the laws of the State of New York to hold securities (the "Bonds") and all distributions thereon and will provide for the creation, execution and delivery of trust certificates (the "Certificates").

      These Standard Terms shall be of no force and effect unless and until incorporated by reference into a Series Trust Agreement.

      The following terms and provisions shall govern the Certificates subject to contrary or additional terms and provisions expressly set forth in a Series Trust Agreement, which contrary or additional terms and provisions of the Series Trust Agreement shall control.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Certain Definitions. All capitalized terms used herein shall have the meaning set forth in this Section 1.01 unless the context otherwise requires:

            The term "Agreement" shall mean the trust deposit agreement consisting of the Series Trust Agreement into which is incorporated by reference the Standard Terms, including all exhibits, schedules, appendices, supplements and amendments to each.

            The term "Authorized Denominations" for each class of Certificates shall mean the dollar amount, and greater multiples thereof (or of such other dollar amount specified in the Series Trust Agreement), set forth in the Series Trust Agreement.

            The term "Authorized Officer" shall mean any officer of the Depositor who is authorized to act for the Depositor in matters relating to the Depositor.

            The term "Available Information Event" shall mean that the Issuer has suspended its Exchange Act reporting requirements at a time when the Exchange Act reporting requirements with respect to the Certificates have not been suspended or terminated.

            The term "Beneficial Owner" shall mean any purchaser of Certificates which are held through a Direct or Indirect DTC Participant, as such terms are used in the rules and regulations of DTC.

            The term "Bond" shall mean, with respect to the issuance of Certificates hereunder, the Bonds specified in the Series Trust Agreement relating to such Certificates in the aggregate principal amount so specified.

            The term "Book-Entry Credit" shall mean the evidence of the deposit by the Trustee of one or more Bonds in a separate account of the Trustee, as Trustee under this Agreement, identified in the Series Trust Agreement.

            The term "Business Day" shall mean a day which is not a day when banking institutions or trust companies in New York City are authorized or obligated by law, regulation or executive order to remain closed.

            The term "Callable Principal" shall mean the right to receive (i) the payment, whether upon stated maturity or upon earlier redemption, of the Principal and redemption premium, if any, of Bonds which are redeemable at the option of the Issuer thereof prior to stated maturity, and (ii) the Interest relating to such Bonds with respect to Interest Payment Dates after the First Call Date for such Bonds, in each case subject to Section 5.03(b) hereof.

            The term "Certificate" shall mean a certificate of a class of certificates to be issued under this Agreement, which classes are specified in the Series Trust Agreement for the series. Such classes may consist of:

            (i) Coupon Certificates, which entitle the Holders thereof, in the aggregate, to the Interest payable on a single Interest Payment Date on or before the First Call Date for the Bonds, or the stated maturity date in the case of Bonds not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity.

            (ii) Principal Certificates, which entitle the Holders thereof, in the aggregate, to Principal, payable at the stated maturity of the Bonds, of Bonds which are not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity.

            (iii) Callable Principal Certificates, which entitle the Holders thereof, in the aggregate, to the Callable Principal relating to the Bonds.

            (iv) Stripped Coupon Certificates, which entitle the Holders thereof, in the aggregate, to a specified portion (less than 100%) of the Interest payable on a single Interest Payment Date on or before the First Call Date for the Bonds, or the stated maturity date in the case of Bonds not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity.

            (v) Stripped Bond Certificates, which entitle the Holders thereof, in the aggregate, to Principal, payable at the stated maturity of the Bonds, of Bonds which are not redeemable (otherwise than in connection with a default or acceleration) at the option of the Issuer thereof prior to stated maturity, and to a specified portion (less than 100%) of Interest due on the Bonds on each Interest Payment Date on or prior to the First Call Date.

            (vi) Callable Stripped Bond Certificates, which entitle the Holders thereof, in the aggregate, to the Callable Principal relating to the Bonds, and to a specified portion (less than 100%) of Interest due on the Bonds on each Interest Payment Date on or prior to the First Call Date.

            (vii) Pooled Certificates, which entitle the Holders thereof to all the interest payments on the Bonds, all the principal payments on the Bonds and any related premium payable upon early redemption of the Bonds less any Retained Amount;

provided, that any designation of classes of Certificates made in the Series Trust Agreement shall consist of only one of the following options, designated by letters (a) - (e): (a) Coupon Certificates and Principal Certificates, (b) Coupon Certificates and Callable Principal Certificates, (c) Stripped Coupon Certificates and Stripped Bond Certificates, (d) Stripped Coupon Certificates and Callable Stripped Bond Certificates, or (e) Pooled Certificates.

            The term "Certificate Register" shall have the meaning specified in
Section 2.03 hereof.

            The term "Closing Date" shall mean the date set forth and designated as such in the Series Trust Agreement.

            The term "Commission" shall mean the Securities and Exchange Commission.

            The term "Corporate Trust Office" shall mean the principal office of the Trustee as identified in the Series Trust Agreement.

            The term "Depositor" shall mean Corporate Asset Backed Corporation, a Delaware corporation, and any successor as Depositor hereunder.

            The term "Designated Office in New York City," when used with respect to the Trustee, shall mean an office maintained in accordance with
Section 5.06 hereof and designated by the Trustee.

            The term "DTC" shall mean The Depository Trust Company, a clearing agency registered with the Commission, its successor or successors, and its nominee or nominees.

            The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            The term "First Call Date" shall mean, for any Bond, the first date such Bond can be redeemed at the option of the Issuer thereof, which date shall be specified in the Series Trust Agreement.

            The term "Holder" shall mean a person in whose name a Certificate is registered in the Certificate Register.

            The term "Independent Certificate" shall mean a certificate of a non-affiliated accountant, engineer, appraiser or other expert, as required by the TIA.

            The term "Indenture Trustee" shall mean the trustee or other fiduciary for the Bonds.

            The term "Interest" shall mean the right to receive the interest payable on the Bonds on each Interest Payment Date, subject to Section 5.03(b) hereof.

            The term "Interest Payment Dates" shall mean the dates on which interest payments are due on the Bonds as specified in the Series Trust Agreement.

            The term "Issuer" shall mean the issuer of the Bonds described in Exhibit A to the Series Trust Agreement.

            The term "Issuer Payment Default" shall have the meaning specified in Section 5.03 hereof.

            The term "Letter of Representations" shall mean the letter of representations from the Depositor and the Trustee to DTC with respect to the Certificates held at DTC.

            The term "Officer's Certificate of the Depositor" shall mean a certificate signed by any Authorized Officer of the Depositor and delivered to the Trustee. Unless otherwise specified, any reference in this Agreement to an Officer's Certificate of the Depositor shall be to an Officer's Certificate of any Authorized Officer of the Depositor.

            The term "Officer's Certificate of the Trustee" shall mean the certificate of the Trustee in the form attached as Exhibit D to the Series Trust Agreement.

            The term "Opinion of Counsel" shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee as Trustee, shall comply with any applicable requirements of this Agreement, and shall be in form and substance satisfactory to the Trustee.

            The term "Outstanding Certificates" shall mean, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement except:

            (i) Certificates theretofore canceled by the Certificate registrar or delivered to the Certificate registrar for cancellation;

            (ii) Certificates or portions thereof for which money in the necessary amount for payment thereof has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor, satisfactory to the Trustee, has been made); and

            (iii) Certificates in exchange for which or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided that in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor, the Trustee or any Affiliate of any of the foregoing Persons shall be disregarded and for purposes of determining the requisite amount of Outstanding Certificates shall be deemed not to be Outstanding Certificates, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded.

            The term "Participant" means an entity maintaining a custodial account in its own name with DTC.

            The term "Paying Agent" shall mean the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 5.01 and is authorized to make payments of Principal or Interest on behalf of the Trustee.

            The term "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            The term "Petition Date" shall mean (i) the date on which a bankruptcy petition is filed by or against the Issuer of the Bonds or (ii) the date of commencement of any other similar proceeding, as applicable.

            The term "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

            The term "Principal" shall mean the right to receive the principal due on the Bonds, subject to Section 5.03(b) hereof.

            The term "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

            The term "Rating Agency" shall mean each rating agency which is identified in Exhibit A to the Series Trust Agreement.

            The term "Redemption Date" shall mean, with respect to any Bonds to be redeemed, the date fixed by the Issuer thereof for such redemption.

            The term "Responsible Officer" shall mean, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            The term "Retained Amount" shall mean the amount, if any, described in Exhibit A to the Series Trust Agreement, which amount shall be held by the Trustee in trust for the benefit of the Depositor and shall be paid by the Trustee to the Depositor in accordance with Section 4.01 hereof.

            The term "Series" shall mean any series of Certificates identified in a Series Trust Agreement.

            The term "Series Trust Agreement" shall mean the particular series trust deposit agreement between the Depositor and the Trustee into which these Standard Terms have been incorporated.

            The term "Standard Terms" shall mean this Standard Terms and Provisions of Series Trust Deposit Agreement between Corporate Asset Backed Corporation, as Depositor, and the Trustee.

            The term "TIA" shall mean the Trust Indenture Act of 1939, as amended.

            The term "Trust" shall mean the trust established by this Agreement for the benefit of the Holders of the Certificates under the laws of the State of New York.

            The term "Trustee" shall mean the institution acting as trustee with whom the Depositor has entered into the Series Trust Agreement.

            The term "Voting Rights" shall mean voting rights on the Certificates apportioned as required by Section 2.09 hereof.


                                   ARTICLE II

                     CREATION OF TRUST; DELIVERY AND CUSTODY
                  OF BONDS; FORM OF CERTIFICATES; EXECUTION AND
               DELIVERY, SURRENDER AND REDEMPTION OF CERTIFICATES

            Section 2.01. Creation of Trust; Delivery and Custody of Bonds; Execution and Delivery of Certificates in Respect Thereof. The Trust shall be established by the Depositor by execution and delivery of the Series Trust Agreement and the deposit of the Bonds pursuant thereto. The sole asset of the Trust shall be the Bonds deposited by the Depositor and any other related property specified in the Series Trust Agreement. The Certificates shall evidence fractional interests in designated portions of the assets of the Trust. The income received by, and the assets of, the Trust shall be distributed solely in accordance with this Agreement. The Depositor shall, by book-entry credit or otherwise, irrevocably deliver the Bonds to the Trustee and, concurrently therewith, the Trustee shall, in accordance with the provisions of this Agreement, execute and deliver to the Depositor, or such person or persons as the Depositor may designate by written instruction, the classes of Certificates identified in the Series Trust Agreement, evidencing the aggregate amount, in Authorized Denominations, of the Bonds so delivered to the Trustee. The Depositor shall also, in connection with the Series Trust Agreement, enter into a separate agreement with the Trustee, satisfactory to the Trustee, providing for the payment of the charges and expenses of the Trustee in respect of such Certificates.

            The Trustee shall accept the Bonds so delivered as trustee for the Holders of the Certificates, which shall be delivered hereunder to evidence the interests of the Holders in the Bonds, and shall hold the Bonds as provided hereunder. The Bonds shall be deposited by Book-Entry Credit in an account maintained on behalf of the Trustee at DTC, unless the Series Trust Agreement specifies that the Trustee shall hold the Bonds (i) in a special trust account created by separate recordation on its books, separate from all other assets of the Trustee, or (ii) in some other manner. Separate subaccounts of any such special trust account shall be established for each series of Certificates.

            The Trustee shall hold all the Bonds delivered to it pursuant to this Agreement in trust for the Holders, identified and held separate and apart from the general assets of the Trustee. The account of the Trustee in which the Bonds are held shall not contain any property of the Trustee in its individual capacity and shall contain only property held by the Trustee as fiduciary. The Trustee agrees that it does not have the authority to assign, transfer, encumber, pledge, sell, set-off or otherwise dispose of any of the Bonds or any interests therein except as provided hereunder or as required by law.

            The Trustee acknowledges that it is not the beneficial owner of the Bonds and that it holds the Bonds solely as trustee for the Holders pursuant to this Agreement. Interest and principal payments on the Bonds held in the trust account will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee, the Depositor or any person claiming through either of them.

            The representations and covenants contained in the Officer's Certificate of the Trustee delivered in connection with the issuance of the Certificates shall be deemed to be incorporated by reference herein, as fully as if set forth in full herein.

            A reasonable time prior to the delivery of Bonds to the Trustee, the Depositor shall furnish the Trustee with written instructions as to the name in which the Certificates evidencing interests in such Bonds shall initially be registered, the denominations in which such Certificates shall initially be delivered, the persons and addresses to whom such Certificates are to be delivered and such other information as may be requested by the Trustee in connection with the execution and delivery of such Certificates. Each class of Certificates shall evidence the ownership by the Holders thereof of Interest, Principal, or Callable Principal (or portions thereof), as the case may be, on the Bonds, less any Retained Amount, to the extent required by the terms of such class of Certificates.

            Bonds underlying Certificates which are not held by book-entry credit at an account maintained on behalf of the Trustee at DTC shall be held by the Trustee at its Designated Office in New York City or at such other place or places as the Trustee shall determine.

            Section 2.02. Form of Certificates. Certificates shall be issued in registered form only and shall be typewritten or printed on safety paper. The classes of Certificates to be issued hereunder shall be identified in the Series Trust Agreement and shall be substantially in the forms set forth in Exhibit C thereto, in each case with appropriate insertions, modifications and omissions, as therein and herein so provided. Certificates shall be executed by the Trustee by the manual signature of a duly authorized signatory of the Trustee. No Certificate shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by the Trustee by the signature of a duly authorized signatory. The Trustee shall record in the Certificate Register each Certificate so signed and delivered as herein provided.

            The Authorized Denominations for each class of Certificates shall be the dollar amount, and greater multiples thereof (or of such other dollar amount specified in the Series Trust Agreement), set forth in the Series Trust Agreement.

            Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or any regulation thereunder.

            Section 2.03. Registration and Registration of Transfer and Exchange of Certificates. The Trustee shall keep at its Designated Office in New York City a register (the register maintained in such office being herein sometimes referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and for the registration of transfers or exchanges of Certificates.

            Upon surrender for registration of transfer of any Certificate at the Trustee's Designated Office in New York City, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more Certificates of the same class and series, of any Authorized Denominations and of a like aggregate amount.

            At the option of the Holder, Certificates may be exchanged for other Certificates of the same class and series, of any Authorized Denominations and of a like aggregate amount, upon surrender of the Certificates to be exchanged at the Trustee's Designated Office in New York City. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Holder making the exchange is entitled to receive.

            All Certificates issued upon any registration of transfer or exchange of Certificates shall evidence, to the extent indicated thereby, Interest, Principal and/or Callable Principal (or portions thereof), as the case may be, of Bonds held by the Trustee hereunder and shall be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            Every Certificate presented for registration of transfer or for exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

            Section 2.04. Limitations on Execution and Delivery, Surrender and Registration of Transfer and Exchange of Certificates. As a condition precedent to the execution and delivery, surrender or registration of transfer or exchange of any Certificate, the Trustee may require payment, by the Holder requesting such action, of the then applicable service charge of the Trustee and of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto, may require the production of proof reasonably satisfactory to it as to the Holder's residence and identity and genuineness of any signature, may require the Holder to execute certificates and to make such representations and assurances as the Trustee may reasonably deem necessary or proper, and may also require compliance with such regulations, if any, as the Trustee may reasonably establish consistent with the provisions of this Agreement.

            The surrender or registration of transfer or exchange of Certificates may be suspended if any such suspension is deemed necessary or advisable by the Trustee at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Agreement, or for any other reason which makes such surrender or registration of transfer or exchange impracticable.

            Section 2.05. Mutilated, Destroyed, Lost or Stolen Certificates. In case any Certificate shall be mutilated, the Trustee in its discretion may execute and deliver a Certificate of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in exchange and substitution for such mutilated Certificate. In case any Certificate shall be destroyed, lost or stolen, the Trustee may execute and deliver a Certificate of the same series, of like form and tenor, and in the same denomination and bearing a number not contemporaneously outstanding, in lieu of and in substitution for such destroyed, lost or stolen Certificate, only upon (i) the filing by the Holder thereof with the Trustee of evidence satisfactory to the Trustee of the destruction, loss or theft of such Certificate and of the authenticity of such Holder's ownership thereof, and (ii) the furnishing to the Trustee of reasonable indemnification satisfactory to it. All expenses and charges associated with such indemnity and with the preparation, execution and delivery of a new Certificate shall be borne by the Holder of the Certificate mutilated, destroyed, lost or stolen.

            Section 2.06. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving payment of such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

            Section 2.07. Cancellation and Destruction of Surrendered Certificates. All Certificates surrendered to the Trustee shall be cancelled by the Trustee. The Trustee is authorized to destroy such Certificates so cancelled.

            Section 2.08. Book-Entry. (i) At the election of the Depositor, the Series Trust Agreement may provide that (1) all Certificates of a series are to be held in DTC's book-entry only system, (2) all Certificates of a series are to be issued in definitive physical form, or (3) the Certificates (or any part thereof) are to be issued or held in such other form as is specified in the Series Trust Agreement.

            (ii) Notwithstanding Section 4.01 hereof, when the registered Holder of any or all of the Certificates is DTC, such Certificates shall be registered in the name of Cede & Co., as nominee for DTC, and payment in respect of any Interest, Principal or Callable Principal represented by any Certificate shall be made on or after the corresponding Interest Payment Dates, in the case of the payment of Interest, and on or after the corresponding stated maturity date, in the case of the payment of Principal, in each case after the Trustee shall have received the amounts due from the Issuer of the Bonds, by credit of same day funds to the account indicated for Cede & Co. in the Certificate Register. Payments received by the Trustee on or prior to 2:00 p.m., New York City time, shall be credited to DTC that same day and payments received after such time shall be credited the following Business Day. Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 2.08 (ii) , and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

            (iii) Certificates of which Cede & Co. shall be the Holder shall be initially issued in the form of one or more separate single Certificates for each separate class of Certificates identified in the Series Trust Agreement to be issued hereunder, aggregating in each case to the amount of each separate stated maturity of the Certificates, or in such other manner as is required by DTC. Upon initial issuance, the ownership of each such Certificate shall be registered in the Certificate Register in the name of Cede & Co., as nominee for DTC. The Depositor and the Trustee may treat DTC (or its nominee) as the sole and exclusive owner of each Certificate registered in its name for the purposes of payment of Interest, Principal and/or Callable Principal represented thereby, giving any notice permitted or required to be given to Holders under this Agreement, registering the transfer of such Certificate, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Depositor nor the Trustee shall be affected by any notice to the contrary. Neither the Depositor nor the Trustee shall have any responsibility or obligation to any Participant, any person claiming a beneficial ownership interest in such Certificate under or through DTC or any Participant or any other person that is not shown on the Certificate Register as being a Holder of such Certificate, with respect to the accuracy of any records maintained by DTC or any Participant; the payment by DTC or any Participant of any amount in respect of Principal, Interest and/or Callable Principal represented by such Certificate; any notice (or the timeliness thereof) that is permitted or required to be given to Holders of such Certificate under this Agreement; or any consent given or other action taken by DTC as the Holder of such Certificate. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of section 2.03 hereof limiting the obligations of the Trustee to register transfers of or to exchange Certificates, the words "Cede & Co." in this Agreement shall refer to such new nominee of DTC.

            (iv) DTC may determine to discontinue providing its services with respect to Certificates at any time by giving 90 days prior written notice to the Depositor and the Trustee and discharging its responsibilities with respect thereto under applicable law. Following receipt of such notice from DTC, the Trustee shall promptly notify the Rating Agency. In connection therewith, the Trustee and the Depositor will cooperate with DTC in taking appropriate action after reasonable notice (a) to make available one or more separate physical certificates evidencing the Certificates to any Participant having Certificates credited to its DTC account or (b) to arrange for another securities depository to maintain custody of physical certificates evidencing such Certificates. Upon
(1) the resignation of DTC from its functions as depository in accordance herewith, provided that the Depositor is unable to arrange for another securities depository to act as successor to DTC, (2) the election by the Depositor to terminate book-entry registration of the Certificates (which election shall only be made if the Depositor determines that such election will not adversely affect the Holders), (3) the delivery of written notice to the Trustee through DTC, from Holders of Outstanding Certificates representing at least a majority of the Voting Rights, that such Holders elect to terminate book-entry registration of the Certificates, (4) a default in payment of any Interest, Principal or Callable Principal due on the Bonds, which default remains uncured for 10 days, and the election by the Trustee to terminate book-entry registration of the Certificates, or (5) the occurrence of an Available Information Event (provided that the financial statements and other information about the Issuer of the Bonds referred to in Section 5.15 hereof are not thereafter available to the Trust), the Depositor shall notify DTC and, except in the case of item (4) above, the Trustee of such event, whereupon DTC is required under the Letter of Representations to notify the Participants of the availability through DTC of physical certificates evidencing the Certificates. In such event, DTC is required under the Letter of Representations to promptly deliver to the Trustee the physical certificates evidencing such Certificates, whereupon the Trustee at the expense of the Depositor shall deliver physical certificates evidencing the Certificates to any Participant having Certificates credited to its DTC Account and the provisions of this Agreement shall then apply irrespective of this Section 2.08.

            (v) In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 6.01 hereof.

            (vi) In the event that Bonds are redeemed and Certificates are correspondingly redeemed and the Certificates are registered in the name of Cede & Co., as nominee for DTC, the Certificates shall be redeemed and terminated without action by the Holder thereof, all as provided in the Letter of Representations.

            Section 2.09. Action or Consent of Holders. The Voting Rights on the Certificates will be apportioned by the Trustee among the Holders, as of the applicable record date of the underlying Bonds, of the Outstanding Certificates pro rata by face amount. In the event of any action or consent requiring the vote of the owners of any Bonds at any time when the Certificates are held in the DTC book-entry form, the Trustee, upon receipt of the Bond proxy, will notify DTC (in its capacity as the Holder of the Certificates) of such action. Under current procedures it is expected that DTC will notify the Participants who will notify the Beneficial Owners of the Certificates of such event. Thereafter, the Trustee shall vote solely in accordance with such proxies and shall apportion its voting powers on the basis of the votes cast by the Holders, based upon the direction the Holders have received from the Beneficial Owners. If the Certificates are not then held by DTC or any other depository, the Trustee, upon receipt of the Bond proxy, will notify the Holders directly of such action and shall vote in the same manner as noted above. The Trustee shall cast its vote in connection with the foregoing vote on the Bonds in proportion to the Voting Rights on the Certificates held by the Holders or groups of Holders directing it, notwithstanding that such Holder or groups of Holders may give contrary instructions or that such instructions may conflict.

            The Trustee shall at no time vote for or consent to any action (i) to the extent that such vote or consent could reasonably be expected to alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) prior to the filing of a bankruptcy petition by or against the Issuer of the Bonds or the commencement of any other similar proceeding, if such action would alter the timing or amount of any payment on such Bonds or (iii) prior to the filing of a bankruptcy petition by or against the Issuer of Bonds, or the commencement of any other similar proceeding, if such action would result in the exchange or substitution of any of such outstanding Bonds pursuant to a plan for the refunding or refinancing of such Bonds. In connection with any vote, the Trustee may request, as a condition precedent to casting any vote, that it be provided with an opinion of Counsel that the consent or action will not alter the status of the Trust as a grantor trust for federal income tax purposes, which Opinion of Counsel shall be an expense of the Holders voting in favor of the proposed action. The Trustee in requesting such opinion shall inform the Holders of the potential expense of the Opinion of Counsel.

            In no event shall the Depositor be allowed or entitled (other than in its capacity as a Participant for a Beneficial Owner) to vote, directly or indirectly, any Certificates.

            The Trustee shall also transmit to DTC or, if the Certificates are not then held by DTC or any other depository, the Holders as provided in Section
9.04 hereof, any communications from the Issuer or from a third party (other than the Issuer) to the Trustee as bondholder, upon receipt from such Issuer or third party, respectively, of assurances that the Trustee's reasonable expenses will be reimbursed by such Issuer or third party. If the Trustee does not receive such assurances, then the Trustee, at the sole discretion of the Depositor and at the expense of the Trust, will transmit or cause to be transmitted any such communications to DTC or, if the Certificates are not then held by DTC or any other depository, the Holders as provided in Section 9.04 hereof.

            Section 2.10. Transfer of Certificates Held by DTC to Successor Depository. (a) If the Depositor elects to direct that the Trustee deliver Certificates with respect to a particular Series Trust Agreement in the name of and to DTC, as the depository hereunder, or its nominee, said Certificates may not thereafter be transferred except:

            (i) to any successor of DTC or its nominee;

            (ii) to any substitute depository not objected to by the Trustee, upon (1) the resignation of DTC or its successor (or any substitute depository or its successor) from its functions as depository or (2) a determination by the Depositor that it is in the best interest of the Depositor (and will not adversely affect the Holders) or the Holders to remove DTC or its successor (or any substitute depository or its successor); or

            (iii) as provided in Section 2.08(iv) hereof;

provided, that any successor of DTC or substitute depository referred to above shall be a clearing agency registered with the Commission and shall otherwise be qualified under any applicable laws to provide the services proposed to be provided by it.

            Section 2.11. Temporary Certificates. The Certificates may be initially delivered in temporary form exchangeable for definitive Certificates when ready for delivery, which temporary Certificates shall be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Trustee, shall be in fully registered form and shall contain such reference to any of the provisions hereof as may be appropriate. Every temporary Certificate shall be executed and delivered by the Trustee upon the same conditions and terms and in substantially the same manner as definitive certificates. If temporary Certificates are issued, the Trustee will execute and deliver definitive Certificates without delay, and in that case upon demand of the Holder of any temporary Certificates such temporary Certificates shall be exchanged without cost to such Holder for definitive Certificates at the office of the Trustee upon surrender of such temporary Certificates, and until so exchanged such temporary Certificates shall be entitled to the same benefit, protection and security hereunder as the definitive Certificates executed and delivered hereunder. All temporary Certificates surrendered pursuant to the provisions of this Section 2.11 shall be canceled by the Trustee, shall not be redelivered and shall be disposed of pursuant to Section 2.07.


                                   ARTICLE III

                        CERTAIN OBLIGATIONS OF HOLDERS OF
                      CERTIFICATES; DEPOSITOR'S WARRANTIES

            Section 3.01. Filing Proofs, Certificates and Other Information. Any Holder presenting Certificates for surrender or registration of transfer or exchange may be required to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of or registration of transfer or exchange of any Certificate until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

            Section 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or charge required to be withheld from any payment made to or by the Trustee under the provisions of any applicable law, with respect to any Certificate or with respect to the Interest, Principal or Callable Principal (or portions thereof) evidenced by any Certificate, such tax or governmental charge shall be payable by the Holder of such Certificate and may be so withheld by the Trustee. The surrender of or registration of transfer or exchange of any Certificate may be refused until such payment is made.

            Section 3.03. Depositor's Warranties. In the case of each delivery of Bonds to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that the Depositor is duly authorized to so deliver such Bonds and that immediately prior to the delivery thereof the Depositor owned such Bonds free and clear of any lien, pledge, encumbrance or other security interest. The Depositor shall further be deemed by such delivery to represent and warrant to the Trustee that the prospectus and prospectus supplement prepared by the Depositor with respect to the Certificates makes such disclosure with respect to the Bonds as is required by applicable federal and state securities laws. Such representations and warranties shall survive the delivery of such Bonds and the Certificates in respect thereof.

                                   ARTICLE IV

                   PAYMENT OF INTEREST AND PRINCIPAL; CUSTODY
                 OF PROCEEDS OF INTEREST AND PRINCIPAL PAYMENTS

            Section 4.01. Payment of Interest; Payment of Principal; Mandatory Exchange of Callable Principal Certificates and Callable Stripped Bond Certificates. In the case of Bonds held by the Trustee in certificate form, the Trustee shall present the Bonds to the Issuer, Indenture Trustee or paying agent therefor, as applicable, for payment of Interest on the Interest Payment Dates related thereto and all Principal at stated maturity or upon the Redemption Date therefor, to the extent required under the terms of such Bonds to obtain payment thereon.

            With respect to any Coupon Certificate, on or after the Interest Payment Date of the Interest evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one business day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the certificate Register, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Principal Certificate, on or after the stated maturity date of the Principal evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the amount of such Principal upon maturity of the underlying Bond or Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one business day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Principal evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Callable Principal Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received all or any part of the Callable Principal due upon maturity or earlier redemption of the underlying Bonds or on any Interest Payment Date, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one business day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Callable Principal so paid and received or, in the case of a Callable Principal Certificate redeemed in part, the amount of such Principal so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            Any Callable Principal Certificate which is not redeemed on the First Call Date shall be terminated and deemed involuntarily surrendered by the Holder thereof in exchange for a principal amount of the Bonds underlying such Callable Principal Certificate equal to the face amount of such Callable Principal Certificate, whether or not such Holder has requested such exchange. No action by such Holder will be required to effect such termination, which will be carried out by the Trustee pursuant to the terms of this Agreement.

            With respect to any Stripped Coupon Certificate, on or after the Interest Payment Date of the Interest evidenced thereby, if the Issuer shall have paid in full and the Trustee shall have received the interest due on such Interest Payment Date on the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one Business Day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Interest evidenced thereby, less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Stripped Bond Certificate, on or after the Interest Payment Date or stated maturity date, as applicable, of the Interest or Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received the Interest evidenced thereby or all or any part of the principal amount of the Principal evidenced thereby due upon maturity of the underlying Bonds, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one Business Day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Interest and/or Principal; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            With respect to any Callable Stripped Bond Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received the Interest or all or any part of the Callable Principal evidenced thereby due upon maturity or earlier redemption of the underlying Bonds or on any Interest Payment Date, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one Business Day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Holder's allocable portion of the Callable Principal so received or, in the case of a Callable Stripped Bond Certificate redeemed in part, the amount so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

            Any Callable Stripped Bond Certificate which is not redeemed on the First Call Date shall be terminated and deemed involuntarily surrendered by the Holder thereof in exchange for a principal amount of the Bonds underlying such Callable Stripped Bond Certificate equal to the face amount of such Callable Stripped Bond Certificate, whether or not such Holder has requested such exchange. No action by such Holder will be required to effect such termination, which will be carried out by the Trustee pursuant to the terms of this Agreement.

          With respect to any Pooled Certificate, on or after the stated maturity date, the redemption date or the Interest Payment Date, as applicable, of the Interest, Principal or Callable Principal evidenced thereby, if the Issuer shall have paid and the Trustee shall have received Interest on any of the Bonds in the Trust evidenced thereby or all or any part of the Principal or Callable Principal on any of the Bonds in the Trust evidenced thereby due upon maturity or earlier redemption of such Bonds or on any Interest Payment Date, the Trustee shall pay to the Holder thereof as of the applicable record date of the underlying Bonds, in lawful money of the United States of America, by check sent no later than one Business Day after receipt of funds by the Trustee by first-class mail to the address of the Holder set forth in the Certificate Register, the entire amount of such Interest, Principal or Callable Principal so paid and received, less any Retained Amount, or, in the case of a Certificate redeemed in part, the amount of such Callable Principal so redeemed; in each case less any taxes or governmental charges required to be withheld from such payment by the Trustee.

          With respect to any payment of Interest, Principal or Callable Principal, as applicable, that constitutes a Retained Amount, the Trustee shall remit such Retained Amount to the Depositor, in immediately available funds, within one Business Day of receipt by the Trustee from the Issuer.

          When making any payment to a Holder of a Certificate or, with respect to any Retained Amount to the Depositor, under this Agreement, the Trustee shall round down such payment to the nearest whole cent.

          Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 4.01, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

          Section 4.02. Segregation of Moneys Received from Issuers in Respect of Bonds. All moneys received from the Issuers of Bonds or otherwise by the Trustee in respect of Bonds evidenced by Certificates issued hereunder shall be held by it without interest in a segregated trust account (which account shall contain two subaccounts, one for interest payments on the Bonds and the second for principal and redemption premium payments on the Bonds) for each issue of Bonds held in trust until required to be disbursed in accordance with the provisions of this Agreement or as otherwise required by law and such moneys will be segregated by separate recordation on the books and records of the Trustee. Payments whose character as principal, redemption premium or interest on the Bonds cannot be determined shall be deposited in the subaccount for principal until distributed pursuant to Section 5.03(b) hereof.

          Section 4.03. Paying Agent. Each Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), that such Paying Agent shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Trustee notice of any default by the Issuer (or any other obligor upon the Bonds) of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates.


                                    ARTICLE V

                          THE TRUSTEE AND THE DEPOSITOR

          Section 5.01. Eligibility of Trustee; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term unsecured debt rating of [A-2] or better by Moody's Investors Service, Inc. and [A] by Standard & Poor's Ratings Group or the equivalent rating thereof by the Rating Agency (if other than Moody's Investors Service, Inc., or Standard & Poor's Ratings Group). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any series trust deposit agreements under which other securities are outstanding evidencing ownership interests in bonds of the Issuer of the Bonds if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 5.02. Trustee's Duties on Default; No Liability of the Trustee or the Depositor on the Bonds. If an event of default on the Bonds has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of the Bonds in which the Certificates evidence an interest. However, neither the Trustee (except as specifically provided in Section 5.03 or elsewhere herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Bonds or Certificates.

          The sole obligor with respect to any Bond is the Issuer thereof or any other entity obligated to make payments to or behalf of the Issuer thereof (or its trustee or other applicable fiduciary) with respect to such Bond. Neither the Trustee nor the Depositor shall have any obligation on or with respect to the Bonds except as provided in this Article V with respect to the Trustee; and their respective obligations with respect to Certificates shall be solely as set forth in this Agreement.

          If there is an event of default (as defined in the indenture or other document pursuant to which the Bonds were issued) with respect to any Bond and such default is known to the Trustee, the Trustee shall promptly give notice to DTC or, if the Certificates are not then held by DTC or any other depository, directly to Holders thereof as provided in Section 9.04 hereof (and in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs. Such notice shall set forth (a) the identity of the issue of Bonds, (b) the date and nature of such default, (c) the f ace amount of the Interest, Principal or Callable Principal to which such default relates, (d) the identifying numbers of the class of Certificates, or any combination, as the case may be, evidencing the Interest, Principal or Callable Principal (or portions thereof) described above in clause (c), and (e) any other information which the Trustee may deem appropriate. Except in the case of a default in payment of Principal or Interest (including payments pursuant to a redemption of any Certificate) , the Trustee may withhold the notice to Holders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

          Holders of Certificates shall have no recourse against the Depositor or the Trustee for payment defaults on the Bonds.

          Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee; Distribution of Amounts Received in Respect of Defaulted Bonds.

          (a) If:

          (i) default is made in the payment of any installment of interest on any Bond when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture (or, if no such period is specified, five days) after receipt by the Issuer of notice thereof from the Trustee or receipt by the Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights; or

          (ii) default is made in the payment of the principal of or any installment of the principal of any Bond when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture (or, if no such period is specified, thirty (30) days) after receipt by the Issuer of notice thereof from the Trustee or receipt by the Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights;

and the Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Bonds for principal and interest, with interest upon the overdue principal, at the rate borne by the Bonds and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law (such event, an "Issuer Payment Default"), then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Issuer or other obligor upon the Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Bonds, wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by Holders of Outstanding Certificates representing not less than a majority of the voting Rights. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

          (b) In the event that the Trustee receives money or other property in respect of the Bonds (other than a scheduled interest payment with respect to an Interest Payment Date, the scheduled payment of principal on or with respect to the stated maturity date of the Bonds, or the payment of principal and any redemption premium on or with respect to the earlier redemption of the Bonds) as a result of a payment default on the Bonds, or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 9.04 hereof) to DTC or, if the Certificates are not then held by DTC or any other depository, directly to the Holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than thirty (30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Outstanding Certificates then unpaid, pro rata by face amount. Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional securities.

          Section 5.04. Control by Holders. The Holders of Outstanding Certificates representing a majority of the Voting Rights shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to any Issuer Payment Default; provided, however, that:

          (i) such direction shall not be in conflict with any rule of law or with this Agreement;

          (ii) subject to Sections 2.09 and 5.11, the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Holders not consenting to such action.

          Section 5.05. Waiver of Past Defaults.

          The Holders of Outstanding Certificates representing not less than a majority of the Voting Rights may waive any past default and its consequences except (i) an Issuer Payment Default or other default in the payment of principal of or interest on any of the Certificates or (ii) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Certificate. In the case of any such waiver, the Depositor, the Trustee and the

Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

          Section 5.06. Maintenance of Offices and Agencies by the Trustee. Until termination of this Agreement in accordance with its terms, the Trustee shall maintain (a) facilities in the City of New York for the execution and delivery, payment, surrender and registration of transfer and exchange of Certificates, all in accordance with the provisions of this Agreement, and (b) such other agents, if any, as the Trustee and the Depositor may agree from time to time.

          Section 5.07. Prevention of or Delay in Performance by the Trustee or the Depositor. Neither the Trustee nor the Depositor shall incur any liability to any Holder of any Certificate, if by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee or the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; and neither the Trustee nor the Depositor shall incur any liability to any Holder of a Certificate by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

          Section 5.08. Liability of the Trustee and the Depositor. Neither the Trustee nor the Depositor assumes any obligation or shall be subject to any liability under this Agreement to Holders of Certificates, other than liability for its own negligent action, its own negligent failure to act or its own willful misconduct, in the performance of such duties as are specifically set forth in this Agreement or the TIA; further provided, that:

          (i) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Agreement;

          (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements of this Agreement (but the Trustee shall examine the evidence furnished to it pursuant to TIA Section 314 to determine whether or not such evidence conforms to the requirements of this Agreement);

          (iii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iv) to the extent that the Holders of Outstanding Certificates representing not less than a majority of the Voting Rights direct the Trustee with respect to the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to an

     Issuer Payment Default, the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with such direction.

          Neither DTC nor any registrar with which Bonds are maintained as book-entry credits shall be deemed agents of the Trustee. The Trustee may own and deal (i) in bonds of the same issue and maturity as the Bonds and (ii) in Certificates.

          The Trustee shall be under no liability to any party hereto, or to any Holder, by reason of any failure on the part of the Depositor or any maker, guarantor, endorser or other signatory of any document or instrument, including any Bond, or any other person to perform such person's obligations under any such document or instrument.

          The Trustee shall not be responsible for the sufficiency or accuracy, the form or the execution, validity, value or genuineness of any document or property received or held by it hereunder, including without limitation any Bonds, or the authority of the Depositor in executing this Agreement.

          ANY ACTION OR PROCEEDING ALLEGING ANY BREACH BY THE TRUSTEE OF ITS DUTIES UNDER THIS AGREEMENT SHALL BE PROSECUTED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. THE TRUSTEE SHALL HAVE THE RIGHT AT ANY TIME TO SEEK INSTRUCTIONS FROM ANY COURT OF COMPETENT JURISDICTION.

          The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Bonds in its possession if the Bonds are held in the manner specified in the Officer's Certificate of the Trustee and are accorded treatment substantially equal to that which a prudent person accords its own property.

          The Trustee shall at all times maintain a fidelity bond in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations hereunder.

          Section 5.09. Obligation of the Depositor. (a) The Depositor shall:

          (i) on behalf of the Trust, prepare and file with the Commission, following the execution thereof by the Trustee if so requested by the Depositor, and file with the Trustee, within 15 days after the Depositor on behalf of the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) , if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "reports") with respect to the Trust. A copy of each such report shall be provided to the Trustee at least 10 business days prior to the date required for filing. The names of such reports and the dates on which they are required to be filed with the Commission shall be specified to the Trustee by the Depositor within 180 days after the Closing Date;

          (ii) file with the Trustee, within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations;

          (iii) supply to the Trustee (and the Trustee shall transmit by mail to all Holders described in TIA Section 313 (c) , in the manner and to the extent provided therein) such summaries of any information, documents and reports required to be filed by the Depositor pursuant to clauses (i) and
     (ii) of this Section 5.09(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission; and

          (iv) after an Available Information Event, on behalf of the Trust, prepare and file with the Commission, following the execution thereof by the Trustee if so requested by the Depositor, and file with the Trustee, within 15 days after the Depositor on behalf of the Trust is required to file the same with the Commission, reports of the kind referred to in clause (i) of this Section 5.09(a) with respect to the Issuer of the Bonds, to the extent such reports are then available to the Depositor, for as long as the Depositor on behalf of the Trust is required to file such reports under the Exchange Act. Such reports shall include quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Exchange Act with respect to the Issuer of the Bonds. A copy of each such report shall be provided to the Trustee at least 10 business days prior to the date required for filing. If such reports and information are not available to the Depositor at a time when such reports and information are required to be filed with the Commission by the Depositor on behalf of the Trust, the Depositor shall cause the removal of the Certificates from the DTC book-entry system as set forth in Section 2.08(iv)(5) of this Agreement and shall notify the Issuer that the Holders of Certificates constitute record holders of the Bonds for purposes of the Exchange Act.

          (a) The Depositor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Authorized Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Depositor, dated as of the date set forth in the Series Trust Agreement for such year, stating that:

          (i) a review of the activities of the Depositor during such fiscal year and of performance under this Agreement has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Holder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

          (b) If and only if the Series Trust Agreement provides for the pledge of the Bonds to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (c) If and only if the Series Trust Agreement provides for the pledge of the Bonds to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Agreement. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement until such date in the following calendar year.

          (d) If and only if the Series Trust Agreement provides for the pledge of the Bonds to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee),

          (i) whenever any property or securities are to be released from the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Agreement in contravention of the provisions hereof.

          (ii) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Depositor shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause
     (i) above and this clause (ii), equals 10% or more of the principal amount of the Outstanding Certificates, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

          (iii) prior to the deposit with the Trustee of any securities that is to be made the basis for the authentication and delivery of Certificates, the withdrawal of cash constituting a part of the trust estate or the release of any property or securities subject to the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Depositor of the securities to be so deposited.

          (iv) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor described in clause (iii) above, the Depositor shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Depositor of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Depositor, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the principal amount of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Depositor as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the principal amount of the Outstanding Certificates.

          (v) subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of this Agreement, shall, execute instruments to release property from the lien of this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Agreement. No party relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (vi) the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the trust estate that secured the Certificates from the lien of this Agreement and release to the Depositor or any other Person entitled thereto any funds then included in the trust estate.

          (e) Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the Statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          Section 5.10. Preferential Collection of Claims Against Depositor. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA
Section 311(a).

          Section 5.11. Resignation and Removal of the Trustee; Appointment of Successor Trustee. The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor and the Rating Agency as provided in Section 9.04 hereof, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided. The Depositor may at any time (including such time as the Trustee fails to comply with Section 5.01) remove the Trustee as Trustee hereunder by written notice of its election to do so, delivered to the Trustee and the Rating Agency as provided in Section 9.04 hereof, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the third succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal. Upon the designation of a successor Trustee following either resignation by or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon request of the successor Trustee.

          If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to comply with Section 5. 01, then any Holder of a Certificate with respect to a particular issue of Bonds which has been such a Holder for at least six (6) months or the Holders of Outstanding Certificates representing ten percent (10%) of the Voting Rights for the Outstanding Certificates of a series which is outstanding at such time may, on behalf of himself, herself or themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Bonds evidenced by such Certificates and the appointment of a successor Trustee.

          In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Agreement which remain to be performed by a successor Trustee and the Trustee shall promptly notify the Rating Agency of its resignation or removal and any successor Trustee shall promptly notify the Rating Agency of its appointment as provided in Section 9.04 hereof.

          In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor notifies the Trustee that it elects to remove the Trustee as Trustee, the Depositor shall, within ninety (90) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall be a bank with trust powers or a trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 and which is rated at least investment grade by the Rating Agency. If no successor Trustee has been appointed as successor Trustee within ninety (90) days after the Trustee has given written notice of its election to resign or the Depositor has given written notice to the Trustee of its election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Bonds and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Holders of Certificates for which it is successor Trustee as provided in Section 9.04 hereof.

          Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

          Section 5.12. Indemnification by the Depositor. The Depositor agrees to indemnify the Trustee and any of its agents, officers, directors or employees for, and to hold them harmless against, any loss, liability or expense arising, directly or indirectly, out of, relating to, or in connection with the acceptance, administration or performance of their duties, or the duties of the Trustee, as well as the costs and expenses of defending themselves against any action, suit, or other proceeding involving any claim or liability arising, directly or indirectly, out of, relating to or in connection with, this Agreement or the exercise or performance of any of their powers or duties hereunder, other than any loss, liability or expense arising out of (i) negligence, willful misconduct or bad faith on the part of the Trustee or any of its agents, officers, directors or employees, or (ii) any charges, fees or reimbursements that are expressly required by this Agreement to be paid by the Holders or for which the Holders are required or may elect to provide security or indemnity to the Trustee. Failure of the Depositor to fulfill its obligations hereunder shall not relieve the Trustee from fulfilling its duties under this Agreement.

          Any person that proposes to assert the right to be indemnified under this Section 5.12 (any such person, an "Indemnified Party") shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against the Depositor under this Section 5.12, notify the Depositor of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the Depositor will not relieve the Depositor from any liability that it may have to such Indemnified Party under the foregoing provisions of this Section 5.12 unless, and only to the extent that, such omission results in the forfeiture of rights or defenses by the Depositor. If any such action is brought against an Indemnified Party and it notifies the Depositor of its commencement, the Depositor will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Party promptly after receiving notice of the commencement of the action from the Indemnified Party, to assume the defense of the action, with counsel satisfactory to the Indemnified Party, and after notice from the Depositor to the Indemnified Party of its election to assume the defense, the Depositor will not be liable to the Indemnified Party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense. The Indemnified Party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the Indemnified Party unless (1) the employment of counsel by the Indemnified Party has been authorized in writing by the Depositor, (2) the Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Depositor, (3) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Party) between the Indemnified Party and the Depositor (in which case the Depositor will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (4) the Depositor has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Depositor. It is understood that the Depositor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all persons entitled to indemnification hereunder. All


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

such fees, disbursements and other charges will be reimbursed by the Depositor promptly as they are incurred. The Depositor will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). The Depositor shall not, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5.12 (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 5.12, if at any time an Indemnified Party shall have requested the Depositor to reimburse the Indemnified Party for fees and expenses of counsel, the Depositor agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Depositor of the aforesaid request, (ii) the Depositor shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) the Depositor shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

          The term "liability," as used in this Section 5.12, shall include any losses, claims, damages, expenses (including without limitation the Trustee's costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever to the extent the Trustee is not reimbursed as contemplated in this Section 5.12) or other liabilities, joint or several, arising for any reason (including without limitation violation of applicable laws or trademarks or service marks).

          The obligations of the Depositor under this Section 5.12 (i) shall be in addition to any liability which the Depositor may otherwise have, (ii) shall extend, upon the same terms and conditions, to each officer and director of the Trustee and to each Person, if any, who controls the Trustee within the meaning of the Securities Exchange Act of 1934, as amended and (iii) shall survive the termination of this Agreement and the resignation or removal of the Trustee.

          Section 5.13. Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Certificate by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys, fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

          (a) any Proceeding instituted by the Trustee;

          (b) any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

          (c) any Proceeding instituted by any Holder for the enforcement of the payment of Principal or Interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the Redemption Date).

          Section 5.14. Charges and Expenses. Except as otherwise provided in this Agreement, (i) no current or future charges, fees and expenses of the Trustee shall be payable by or withheld from any person other than the Depositor, except for any taxes and other governmental charges, and (ii) in full payment and satisfaction of all other charges and expenses of the Trustee (including, in each case, fees and expenses of counsel) incidental to the performance of its obligations hereunder, the Depositor shall pay the Trustee an amount determined in accordance with a separate agreement between it and the Trustee. The Trustee shall not be released from any of its duties hereunder as a result of the failure of the Depositor to pay such amount.

          Section 5.15. Trustee Reports. So long as the Certificates are held in DTC's book-entry only system, annual unaudited reports setting forth the amounts of payments received on the Bonds and whether such amounts are principal or interest will be prepared by the Trustee and sent to DTC. To the extent the Depositor fails to provide the Trustee with a copy of any report referred to in
Section 5.09(a) (i) or (iv) herein prior to the 10th business day preceding the applicable filing date therefor as required by such provisions, the Trustee shall request the Depositor to prepare and file such report and, if the Depositor fails to do so, shall cause such report to be prepared and filed and the Depositor shall reimburse the Trustee for its reasonable expenses incurred in connection therewith. Any such expenses not reimbursed by the Depositor shall be borne by the Holders.

                                   ARTICLE VI

                           HOLDERS' LISTS AND REPORTS

          Section 6.01. Depositor to Furnish Names and Addresses of Holders to Trustee. The Depositor shall furnish or cause to be furnished to the Trustee not more than five days before each Interest Payment Date or Redemption Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the underlying Bonds; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

          Section 6.02. Preservation of Information, Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Certificates received


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

by the Trustee in its capacity as Certificate registrar. The Trustee may destroy any list furnished to it as provided in such Section 6.01 upon receipt of a new list so furnished.

          (b) Holders shall have the right to communicate pursuant to TIA
Section 312 (b) with other Holders with respect to their rights under this Agreement or under the Certificates.

          (c) The Depositor, the Trustee and the Certificate registrar shall have the protection of TIA Section 312(c).

          Section 6.03. Reports by Trustee. If required by TIA Section 313 (a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313 (c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313 (a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 6.03 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

          Section 7.01. Amendment. The form of the Certificates and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Depositor and the Trustee in any respect which they may deem necessary or desirable, provided that in no event shall any amendment defer or alter the maturity of a Certificate, or in other manner adversely affect the rights to payment of a Holder of a Certificate or otherwise materially prejudice any substantial existing right of the Holders of the Certificates; and provided further that at the time of any amendment the Trustee shall be provided evidence that the rating on the Certificates by the Rating Agency will not be lowered or withdrawn as a result of the amendment. Every Holder of a Certificate at the time any such amendment so becomes effective shall be deemed to be continuing to hold such Certificate, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. Prior to entering into any amendment to the form of the Certificates or this Agreement, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendments are authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendments have been satisfied. The costs of providing such Opinion of Counsel shall be borne by the Holders requesting that the Trustee execute and deliver such amendment. The Trustee shall notify the Holders of the estimated expense of any such Opinion of Counsel.

          Section 7.02. Termination. This Agreement shall terminate one year following the payment upon maturity (or any earlier redemption) by the respective Issuers of the entire principal amount (and any redemption premium) of the Bonds or, in the event of a default on the Bonds, one year following receipt by the Holders of all amounts to which the Holders are entitled pursuant to Section 5.03(b) hereof. If any Certificates shall remain outstanding after the date of termination of this Agreement, the Trustee shall not perform any further acts under this Agreement, except that the Trustee shall hold the proceeds of any payment, without liability for interest, for the pro rata benefit of the Holders of Certificates which have not theretofore been surrendered for payment unless otherwise required by applicable law. Upon the termination of this Agreement, the Depositor shall be discharged from all obligations under this Agreement except for its obligations to the Trustee under Sections 5.14 and 5.12 hereof.

                                  ARTICLE VIII

                           REDEMPTION OF CERTIFICATES

          Section 8.01. Redemption. If the Bonds are redeemed in whole or in part on or after the First Call Date, upon actual receipt by the Trustee of notice of such redemption, the Trustee shall, in accordance with the provisions of this Article VIII, redeem a principal amount of Certificates equal to the principal amount of the Bonds of such issue held in trust hereunder so redeemed, and if the Bonds are redeemed in part, then the Trustee shall select the Certificates to be redeemed by lot in such manner as the Trustee deems fair and appropriate. In the absence of the actual notice described in this Section 8.01, the Trustee shall be under no obligation to effect the redemption required by this Section 8.01. Upon redemption of any Certificate, the Holder will have no right to receive payments on any Interest maturing after the Redemption Date.

          Section 8.02. Notice of Redemption. Notice of redemption shall be given by the Trustee to each Holder of any Certificate to be redeemed as provided in Section 9.03 hereof within thirty (30) days after notice of redemption of the underlying Bonds has been given by the Issuer, trustee or paying agent of or for the Bonds, as the case may be (but not less than fifteen days prior to the redemption date); provided, however, that the Trustee shall not be required to give any notice of redemption less than five (5) business days after the date it receives notice of such redemption. All notices of redemption shall be mailed to each Holder at such Holder's last address on the Certificate Register and shall state the Redemption Date, the date the Certificates are to be redeemed, the amount payable on such date, the place at which Certificates are to be surrendered for payment and that interest on amounts redeemed will cease to accrue on and after the Redemption Date.

                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.01. Exclusive Benefit of Parties and Holders of Certificates; Effective Date. This Agreement is for the exclusive benefit of the parties hereto, their respective successors hereunder, and Holders of Certificates, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all the terms and conditions hereof and of the Certificates by acceptance of delivery thereof. This Agreement shall become effective as to the Trustee and the Depositor for each series of Certificates upon the execution of the Series Trust Agreement for such series by the Trustee and Depositor and the receipt by the Trustee of the Bonds deposited therewith.

          Section 9.02. Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or contained in the Certificates should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          Section 9.03. Conflict with Trust Indenture Act.

          (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

          (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

          Section 9.04. Notices. Any and all notices to be given to the Depositor shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or telegram or telex or facsimile confirmed by letter addressed to the Depositor at the Depositor Address set forth in the Series Trust Agreement relating to Certificates evidencing Bonds deposited by the Depositor, or at any other place as the Depositor shall notify the Trustee in writing from time to time.

          Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or facsimile confirmed by letter addressed to the Trustee at the Trustee Address set forth for notice to the Trustee in the Series Trust Agreement, or to such other place which the Trustee may have designated in writing to the Depositor.

          Any and all notices to be given to the Rating Agency shall be deemed to have been duly given if personally delivered or sent by mail, first class, post prepaid, or facsimile confirmed by letter addressed to the Rating Agency at the Rating Agency Address set forth in the Series Trust Agreement, or to such other place which the Rating Agency may have designated in writing to the Depositor and the Trustee.

          All other notices to be given to any Holder shall be deemed to have been duly given if given by mail, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Certificate Register. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

          All notices specified to be given "promptly" hereunder shall be given no later than the second business day after the event which results in the requirement that the notice be delivered.

          Section 9.05. Governing Law; Forum. This Agreement and the Certificates shall be governed by, and construed in accordance with, the laws of the State of New York. Any action or proceeding alleging a breach of an obligation under this Agreement shall be prosecuted only in a state or federal court located in the State of New York, County of New York.

          Section 9.06. Headings. The headings of articles and sections in this Agreement have been inserted for convenience only and are not to be regarded as a part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Certificates.

          Section 9.07. Covenant of Depositor and Trustee Not to Place Trust in Bankruptcy. Each party hereto covenants that it shall not, until at least one year and one day after the termination of this Agreement, take any action to file an involuntary bankruptcy petition against the Trust or cause the Trust to file a voluntary bankruptcy petition.


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